United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(382,070)
Unrealized Gain (Loss) on Market Value of Futures	1,224,360
Dividend Income	540
Interest Income	440
ETF Transaction Fees	350
Total Income (Loss)	$843,620

Expenses
General Partner Management Fees	$26,135
Brokerage Commissions	1,341
Non-interested Directors' Fees and Expenses	455
Prepaid Insurance Expense	326
Other Expenses	10,260
Total Expenses	38,517
Expense Waiver	(5,047)
Net Expenses	$33,470
Net Income (Loss)	$810,150

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/13	$41,963,105
Withdrawals (50,000 Units)	(3,888,978)
Net Income (Loss)	810,150

Net Asset Value End of Month	$38,884,277
Net Asset Value Per Unit (500,000 Units)	$77.77

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612